1955863-1

EXHIBIT 4.11
AMENDMENT NO. 1 TO INDENTURE
THIS AMENDMENT NO. 1 (this “Amendment No. 1”) dated as of October 16, 2012 is made among Handy & Harman Group Ltd., a Delaware corporation (the “Company”), the Guarantors listed on the signature page hereof (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association as trustee and collateral agent (the “Trustee”), to that certain Amended and Restated Indenture dated as of December 13, 2010 among the Company, the Guarantors and the Trustee (the “Indenture”).
RECITALS:
A.    The Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture.
B.    Pursuant to Sections 9.01(1) and 9.01(4) of the Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture to cure any ambiguity, defect or inconsistency contained therein or to make any change thereto that does not materially adversely affect the legal rights thereunder of any Holder.
C.     The Company and the Guarantors now wish to amend the Indenture in accordance with Sections 9.01(1) and 9.01(4) thereof and the Trustee is authorized to execute and deliver this Amendment No. 1.
NOW THEREFORE, in consideration of the foregoing the Indenture is hereby amended as follows:
1.    The definition of “Permitted Refinancing Indebtedness” in Section 1.01 of the Indenture is hereby amended by striking the definition in its entirety and substituting the following in place thereof:
“Permitted Refinancing Indebtedness” means, as of a particular time, any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any of the Senior Loans or other Senior Loan Obligations, including for such purposes, any Indebtedness entered into within one (1) year after the discharge of Senior Loans; provided, that (A) such Permitted Refinancing Indebtedness is a Permitted Refinancing or (B) such Permitted Refinancing Indebtedness meets all of the conditions stated below:

(1)    such Permitted Refinancing Indebtedness either (x) has a final maturity date which is not later than four (4) months prior to the final maturity date of the Notes issued under the Indenture or (y) explicitly permits the Company to make all cash payments due to the Holders under the Notes;
(2)    on the date of incurrence of such Permitted Refinancing Indebtedness, after giving pro forma effect to the incurrence thereof and the application of proceeds therefrom, the Fixed Charge Coverage Ratio would not be less than 1.1 to 1.0; and
(3)    such Permitted Refinancing Indebtedness complies with Section 4.09(c) hereof.

2.    Capitalized terms used but not otherwise defined in this Amendment No. 1 shall have the meanings ascribed to them in the Indenture.
3.    To the extent of any inconsistency, ambiguity or conflict between the terms of the Indenture and this Amendment No. 1, the terms of this Amendment No. 1 shall govern and control.
4.    Except as expressly amended hereby, all of the provisions of the Indenture are ratified and confirmed and remain in full force and effect.
5.    The Trustee accepts the amendments of the Indenture effected by this Amendment No. 1, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Amendment No. 1 or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
6.    The provisions of this Amendment No. 1 will take effect immediately upon the execution of this Amendment No. 1 by the parties hereto and its delivery by the Trustee in accordance with Section 9.01 of the Indenture.
7.    THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE this Amendment No. 1 WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
8.    The parties may sign any number of copies of this Amendment No. 1. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Amendment No. 1 and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment No. 1 as to the parties hereto and may be used in lieu of the original Amendment No. 1 for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
[Signatures on following pages]

[Amendment No. 1 to Indenture]

1955863-1

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be duly executed as of the date first set forth above.

THE COMPANY:

HANDY & HARMAN GROUP LTD.

By: /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title:    Senior Vice President

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THE GUARANTORS:

HANDY & HARMAN
OMG, INC.
HANDYTUBE CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
OCMUS, INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON LLC
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION
HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN INTERNATIONAL, LTD.
ELE CORPORATION
ALLOY RING SERVICE, INC.
DANIEL RADIATOR CORPORATION
H&H PRODUCTIONS, INC.
HANDY & HARMAN AUTOMOTIVE GROUP, INC.
HANDY & HARMAN PERU, INC.
KJ-VMI REALTY, INC.
PAL-RATH REALTY, INC.
PLATINA LABORATORIES, INC.
SHEFFIELD STREET CORPORATION
SWM, INC.
WILLING B WIRE CORPORATION
ARLON PARTNERS, INC.
ARLON MED INTERNATIONAL LLC
ARLON ADHESIVES & FILMS, INC.
KASCO MEXICO LLC

By: /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title:    Senior Vice President

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THE 7 ORNE STREET NOMINEE TRUST
THE 28 GRANT STREET NOMINEE TRUST
20 GRANT STREET NOMINEE TRUST

By: /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title:    Trustee

ATLANTIC SERVICE COMPANY, LIMITED

By: /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title:    Treasurer

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THE TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By: /s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President